UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Zevia PBC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

15821 Ventura Blvd, Suite 145, Encino, CA 91436

LETTER FROM AMY TAYLOR, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Zevia Stockholders:

The 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Zevia PBC, a Delaware public benefit corporation ("Zevia" or the "Company"), will be held at JW Marriott Santa Monica Le Merigot, located at 1740 Ocean Avenue in Santa Monica, California 90401 on Thursday, June 15, 2023 at 9:00 a.m., Pacific Time. The attached notice and Proxy Statement describe the formal business to be transacted at the meeting.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about Zevia that you should consider when you vote your shares are described in the accompanying Proxy Statement.

The Annual Meeting is being held so that stockholders may consider the election of three Class II directors and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors of the Company (the "Board") has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each matter to be considered. Such other business will be transacted as may properly come before the Annual Meeting.

Pursuant to the U.S. Securities and Exchange Commission rules, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 26, 2023, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible.

On behalf of management and our Board of Directors, we thank you for your continued support of Zevia.

By Order of the Board of Directors,

Amy E. Taylor

President and Chief Executive Officer

Encino, California

April 26, 2023

i

15821 Ventura Blvd, Suite 145, Encino, CA 91436

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF ZEVIA PBC

TIME:	9:00 a.m. Pacific Time
DATE:	Thursday, June 15, 2023
LOCATION:	JW Marriott Santa Monica Le Merigot, 1740 Ocean Avenue, Santa Monica, California 90401
RECORD DATE:	Close of business on April 18, 2023

ITEMS OF BUSINESS:

1. To elect three Class II members of Zevia PBC's Board of Directors (the "Board") named, and for the term described, in the Proxy Statement;

2. To ratify the selection of Deloitte & Touche LLP as Zevia PBC's independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3. To consider such other business as may properly come before the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Zevia PBC or any adjournment or postponement thereof.

Our Board recommends the approval of each of the first two proposals. Such other business will be transacted as may properly come before the Annual Meeting.

WHO MAY VOTE:

Only stockholders of record of our Class A common stock or Class B common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person or not, we encourage you to vote and submit your proxy by Internet by following the instructions on the Notice of Internet Availability of Proxy Materials that you previously received or, if you received printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials to ensure your shares can be represented and voted at the Annual Meeting. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. If you participate in and vote your shares at the Annual Meeting, your proxy will not be used.

By Order of the Board of Directors,

Lorna R. Simms

Senior Vice President, General Counsel and Corporate Secretary

Encino, California

April 26, 2023

ii

iii

ZEVIA PBC

15821 Ventura Blvd., Suite 145

Encino, CA 91436

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held on June 15, 2023.

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Zevia PBC ("we," "us," "our," "Zevia," or the "Company") for use at the 2023 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 15, 2023 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 26, 2023.

Why Did I Receive a Notice of Internet Availability of Proxy Materials?

Pursuant to U.S. Securities and Exchange Commission ("SEC") rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the "Notice"), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Who Can Vote?

We have two classes of common stock: Class A and Class B, each of which has one vote per share on all matters submitted to a vote of stockholders. Only stockholders of record of our Class A common stock and Class B common stock (together, the "Common Shares") at the close of business on April 18, 2023 (the "Record Date") are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, there were 49,317,263 shares of Class A common stock issued and outstanding and 21,260,609 shares of Class B common stock issued and outstanding. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as provided in our amended and restated certificate of incorporation or as otherwise required by applicable law. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What Is the Difference between Holding Common Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Common Shares Registered in Your Name

If your Common Shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered to be, with respect to those Common Shares, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your Common Shares are held by a broker, fiduciary or custodian, you are considered the beneficial owner of Common Shares held in "street name," and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)
election of three Class II director nominees named, and for the term described, in this Proxy Statement to serve until their successors are duly elected and qualified ("Proposal 1");
(2)
ratification of the selection of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023 ("Proposal 2"); and
(3)
to consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How Does the Board Recommend That I Vote?

The Board recommends that you vote your Common Shares "FOR" each director nominee in Proposal 1 and "FOR" Proposal 2.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your Common Shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your Common Shares are voted.

How Do I Vote?

Registered Stockholder: Common Shares Registered in Your Name

If you are the registered stockholder, you may vote your Common Shares by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 1-800-690-6903). Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote in advance so that your vote can be counted if you later decide not to, or are unable to attend the Annual Meeting. You may also attend the Annual Meeting and vote in person.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may direct your broker, fiduciary or custodian how to vote your Common Shares in advance of the Annual Meeting by following the instructions they provide. If you are the beneficial owner, you must obtain a "legal proxy" from the custodian, brokerage firm, or other nominee that holds your Common Shares (preferably at least five (5) days before the Annual Meeting) in order to attend, participate in and vote your Common Shares at the Annual Meeting.

What Happens If I Do Not Vote?

Registered Stockholder: Common Shares Registered in Your Name

If you are the registered stockholder, you should vote in one of the ways described above. If you do not vote by proxy or in person at the Annual Meeting, your Common Shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your Common Shares, your broker, fiduciary or custodian will only be able to vote your Common Shares with respect to proposals considered to be "routine." Your broker, fiduciary or custodian is not entitled to vote your Common Shares with respect to "non-routine" proposals, which we refer to as a "broker non-vote." Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your Common Shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Common Shares Registered in Your Name

The Common Shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your Common Shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your Common Shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be "routine." Your broker, fiduciary or custodian is not entitled to vote your Common Shares with respect to "non-routine" proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Common Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet;
(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)	You may attend the Annual Meeting and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy. You should request a ballot at the Annual Meeting.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of a majority of the Common Shares outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either in person or represented by proxy, to constitute a quorum; provided however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, constitutes a quorum entitled to take action with respect to such matter. A quorum is required to transact business at the Annual Meeting.

Your Common Shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of Common Shares present at the Annual Meeting, either personally or by proxy, may adjourn or recess the Annual Meeting until a quorum is present or represented.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, Inc., the Inspector of Elections appointed by the Board for the Annual Meeting.

Proposal 1: Election of Directors

We have adopted a majority voting standard for director elections. Each nominee for election as a director in an "uncontested election" (as is the case for the Annual Meeting), as described in our amended and restated bylaws (the "Bylaws"), will be elected as a director at the Annual Meeting if the number of votes cast for the nominee's election exceeds the number of votes cast against the nominee's election. Abstentions and broker non-votes, if any, will not be counted as votes cast on the matter and will have no effect on the outcome of the election. We have also adopted a director resignation policy that applies to any director who does not receive a majority of the votes cast. We do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of at least a majority of Common Shares present or represented at the Annual Meeting and entitled to vote on the matter is required for the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions have the same effect as a vote "AGAINST" the matter. Broker non-votes, if any, will have no effect on the outcome.

How Do I Attend the Annual Meeting in Person?

Only stockholders as of the Record Date are entitled to attend the Annual Meeting in person. Admission to the Annual Meeting will be on a first-come, first-served basis. Attendees should bring the appropriate materials described below in order to be admitted to the meeting.

Natural Persons. If you are a registered stockholder, your name will be on a list, and you will be able to gain entry with a government-issued photo identification, such as a driver’s license, state-issued ID card or passport. If you are the beneficial owner, in order to gain entry you must present a government-issued photo identification and proof of beneficial share ownership as of the Record Date that includes the same name that is on your government-issued photo identification. Acceptable forms of proof of beneficial share ownership include your Notice, a copy of your proxy card or voting instruction form, if you received one, or an account or brokerage statement showing share ownership as of the Record Date.

Entities. If you are a director, officer, trustee or other legal representative of an entity that owns shares of the Company, you must present a government-issued photo identification, evidence that you are authorized to act on behalf of the entity at the Annual Meeting and, if the entity is a beneficial owner, proof of the entity’s beneficial share ownership as of the Record Date.

Non-Stockholders. If you are not a stockholder and are not the representative of an entity that owns shares of the Company, you will be entitled to admission only if you are a proxy holder attending in lieu of a stockholder. To gain entry, you must present a government-issued photo identification and either a valid proxy from a registered stockholder authorizing you to vote the stockholder’s shares or, if you are a proxy holder for a beneficial stockholder, a valid legal proxy from the record holder or the bank, brokerage firm or other nominee that holds shares on behalf of the beneficial stockholder.

Directions to the Annual Meeting:

From South via I-5 North:

•
Take I-5 North to I-405 North toward LAX.
•
Take I-405 North to I-10 West toward Santa Monica.
•
Take Exit 1A for 4th St/5th St.
•
Keep left at the fork, following signs for 4th St.
•
Turn left onto 4th St.
•
Turn right at the first cross street onto Olympic Dr.
•
Turn left onto Ocean Ave.
•
The hotel is on your immediate right.

 From North via US-101 South:

•
Take US-101 South/Ventura Fwy to I-405 South toward LAX.
•
Take I-405 South to I-10 West toward Santa Monica.
•
Take Exit 1A for 4th St/5th St.
•
Keep left at the fork, following signs for 4th St.
•
Turn left onto 4th St.
•
Turn right at the first cross street onto Olympic Dr.
•
Turn left onto Ocean Ave.
•
The hotel is on your immediate right.

Parking: Note that the hotel does not offer self-parking. You may valet, park in nearby parking structures and lots, or find metered street parking on Ocean Avenue and nearby streets.

No cameras, video or recording equipment will be permitted at the Annual Meeting. Many cellular phones have built-in digital cameras, and while these phones may be brought into the Annual Meeting, the camera function may not be used at any time. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which will be available to stockholders during the meeting.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of Common Shares held in "street name." Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation to our employees, officers, and directors for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four (4) business days after the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address, or "Householding"

SEC rules permit companies and intermediaries, such as brokers, to send a single set of proxy materials, including the Notice, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to any household at which two (2) or more stockholders reside, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This process is called "householding" and its purpose is to help reduce printing and mailing costs of proxy materials, as well as conserve natural resources.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single copy of the proxy materials will be delivered to multiple stockholders sharing an address. Your broker will continue householding until notified otherwise by one or more of these stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of proxy materials, or if your household is receiving multiple copies and you wish to request that future deliveries be limited to a single copy, notify your broker. If you would like to request additional copies of the proxy materials, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, visit www.proxyvote.com, or call 1-800-579-1639 and we will promptly provide them to you.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

Forward-Looking Statements.

This Proxy Statement and other Company communications may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), that involve substantial known and unknown risks and uncertainties. All statements other than statements of historical fact contained in this Proxy Statement, including statements about our Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization and environmental, social and governance ("ESG") initiatives, are "forward-looking statements" as referred to in the Reform Act. Without limiting the generality of the preceding sentence, any time we use the words "may," "will," "can," "estimate," "project," "intend," "expect," "believe," "anticipate," "continue," "plan," and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature.

Significant factors that could impact our future results are described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Website References.

Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced website is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently comprised of nine members. Our amended and restated certificate of incorporation provides that our Board consists of three staggered classes of directors designated as Class I, Class II, and Class III, with members of each class holding office for 3-year terms. At the Annual Meeting, three Class II directors will be elected. Each director’s term continues until the election and qualification of his or her successor, or until his or her office is otherwise vacated.

Upon recommendation by our Nominating and Enterprise Risk Management Committee ("Nominating Committee"), the Board has nominated David J. Lee, Rosemary L. Ripley, and Justin Shaw for election for a term of three years (through the 2026 annual meeting of stockholders) and until their successors have been duly elected and qualified, or until their office is otherwise vacated. Both Ms. Ripley and Mr. Shaw have served on our Board since prior to our initial public offering ("IPO") in 2021. Mr. Lee was appointed to our Board in July 2022 and was recommended by a third-party search firm.

Class II Director Nominees

Biographical and other information regarding our director nominees, including the skills and experience considered by our Nominating Committee in determining to recommend them as nominees, is set forth below.

David J. Lee. Mr. Lee has served as a member of the Zevia board of directors since July 2022, and has over two decades of experience across retail and consumer industries driving business transformation, supply chain optimization, operations and finance. He previously served as President of AppHarvest, a leading AgTech and sustainable food company building some of the country’s largest indoor farms leveraging cutting-edge technology, from January 2021 through November 2022, and continues to serve on its board. Prior to AppHarvest, Mr. Lee served as the Chief Operating Officer and Chief Financial Officer of Impossible Foods, from December 2015 to January 2021, where he led the business functions to transform it from a pre-revenue to hyper-growth company with global sales and a comprehensive commercial manufacturing and supply chain capability. Prior to Impossible Foods, Mr. Lee was the Chief Financial Officer of Zynga from April 2014 to December 2015 and was responsible for leading the finance and corporate development teams. Mr. Lee previously served as the Senior Vice President of Corporate Finance and Strategy at Best Buy from 2012 to 2014, where he led corporate finance during its turnaround, and as Senior Vice President of Consumer Products at Del Monte Foods from 2004 to 2012, where he ran the global food business. Mr. Lee also spent time helping to turn around PG&E during the California Energy Crisis as Director of Strategic Planning serving as strategy consultant at McKinsey, in venture capital investing at EPVC, and in advertising at the Leo Burnett Company. Mr. Lee currently serves on the board of directors of Benson Hill, a publicly-traded food technology company, and is a Fellow at the Council of Korean Americans and a Fellow of the Network of Korean American Leaders. He earned his M.B.A. from the University of Chicago and a B.A. from Harvard College. Mr. Lee is qualified to serve on our Board as a result of his extensive experience in the consumer-packaged goods industry, operations and supply chain management, business transformation, financial expertise, including serving as chief financial officer for several public companies, strategy development, ESG matters, and governance experience, as well as his leadership on public boards.

Rosemary L. Ripley. Ms. Ripley has served as a member of the Zevia board of directors since February 2012. She has worked at NGEN Partners, a growth equity investment firm, since November 2006, and currently serves as Managing Director. From 2010 until its acquisition by Carrier Corporation in 2021, Ms. Ripley served on the board of Nlyte, a software company for data centers. From 1990 to 2005, Ms. Ripley worked at the Altria Group where she accelerated growth at Kraft Foods and Miller Brewing Company through expansionary growth plans and transformative acquisitions. Prior to joining the Altria Group, she worked as an investment banker at Furman Selz and L.F. Rothschild, Unterberg, Towbin. She co-founded Circle Financial Group (now known as Circle Wealth Management), a multi-family investment advisory firm, where she served as Managing Director from March 2005 to October 2006. Ms. Ripley has served on numerous private company boards, and currently serves on the Supervisory Board of Heineken, NV, a brewing company. She also sits on the advisory board of the Yale Center for Business and the Environment and chairs the board of the Ripley Waterfowl Conservancy. Ms. Ripley earned her B.A. and M.B.A. from Yale University. Ms. Ripley is qualified to serve on our Board as a result of her extensive growth equity investment experience, financial literacy, ESG matters, experience in the food and beverage and consumer-packaged goods industries, and board and governance experience in the beverage space.

Justin Shaw. Mr. Shaw has served as a member of the Zevia board of directors since December 2020. Mr. Shaw has been designated as a director by Caisse de dépôt et placement du Québec ("CDPQ"), an institutional investor based in Quebec, Canada, and, since October 2019, has served as CDPQ’s Operating Partner, Private Equity, Americas. Prior to CDPQ, he served as a Senior Operating Executive at Cerberus Capital Management for 18 years, where he worked with portfolio companies in various sectors, including aerospace, healthcare, energy, financial services and cybersecurity. Prior to joining Cerberus Capital Management, Mr. Shaw served in senior management roles including as Vice President, Strategy and Supply Chain at the Keane Group, interim Chief Financial Officer at Root9B, Director of Strategy and Development, then Vice President and General Manager at Rosenbluth Interactive. He has also held various leadership positions at IMS Health, Dun and Bradstreet and AlliedSignal. He began his career as a management consultant at Boston Consulting Group. Mr. Shaw currently serves on the boards of directors of Clarios, a business services and industrials company, Suez Water Technologies and Solutions, a water treatment company, Cardone Industries, an automotive parts manufacturer, Shaw Media, a media company and ICR, LLC, a strategic communications and advisory services company. He previously served on the boards of Navistar Defense, LLC, a military vehicle company, and Root9B LLC, a cybersecurity company. Mr. Shaw earned his B.S. from Harvard University and his M.B.A. from Harvard Business School. Mr. Shaw is qualified to serve on our Board as a result of his experience as an investor in a range of consumer-facing businesses, including serving as Chairman of retailer Save A Lot, and his extensive experience in board and governance, operations and supply chain management, risk management, technology, IT and cybersecurity, strategy development and mergers and acquisitions.

Board Recommendation

The Board recommends a vote FOR the election of each of the director nominees set forth above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Deloitte has served as our independent registered public accounting firm since our IPO. In this Proposal 2 we are asking stockholders to vote to ratify this selection. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table summarizes the audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed by Deloitte for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the "Pre-Approval Policies and Procedures" described below. Fees presented in thousands.

	Year Ended December 31,
Fee Category	2022	2021
Audit Fees (1)	$830	$2,742
Audit-Related Fees (2)	—	—
Tax Fees (3)	$345	$409
All Other Fees (4)	—	—
Total Fees	$1,175	$3,151

______________________

(1)

Consists of fees for professional services rendered for the audit of the Company's annual financial statements, review of quarterly financial statements, and advice on accounting matters directly related to the audit and audit services. For 2021, includes $1,958 for professional services and procedures associated with the Company's IPO.

(2)	Consists of fees for audits and reviews not required under securities laws, as well as accounting consultations, compilations, and other assurance-related services.
(3)	Consists of fees for professional services related to preapproved tax compliance and tax consulting services.
(4)	Consists of fees for other services.

Pre-Approval Policies and Procedures

Under the Company's Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), the Audit Committee will approve, in advance, all audit and permissible non-audit services to be provided by our independent auditor and update, as appropriate, policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by our independent auditor, to assure that these services do not impair such auditor's independence.

The Policy is reviewed from time to time in light of regulatory changes, developments in the Company's business and other factors. Management must obtain the specific prior approval of the Audit Committee for each engagement of our auditor to perform other audit-related or non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The Audit Committee has delegated authority to the Audit Committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor, provided that the fees for such services do not exceed $500,000. Any pre-approval of services by the Audit Committee chair pursuant to this delegated authority must be reported to the Audit Committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee has discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with Deloitte the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Submitted by the Audit Committee of the Board:

Julie G. Ruehl (Chair)

David J. Lee

Rosemary L. Ripley

Board Recommendation

The Board recommends a vote FOR the ratification of selection of independent registered public accounting firm.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://investors.zevia.com, under "Corporate Governance."

Board Composition

Our Board consists of nine (9) directors. In accordance with our amended and restated certificate of incorporation and Bylaws, the number of directors on our board of directors will be determined from time to time by the Board. Each director is to hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director.

Our amended and restated certificate of incorporation and Bylaws provide that any director may only be removed by the affirmative vote of at least 66 2/3% of the voting power of our outstanding Common Shares and, until the annual meeting of stockholders to be held in 2027, only for cause. Our amended and restated certificate of incorporation provides that the Board is divided into three classes of directors, with staggered 3-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately 1/3 of the Board will be elected each year.

The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board. Although our Board believes that this is appropriate in the short-to-medium term for a recent public company, in order to balance stockholder interests in the long term and as a matter of good corporate governance, we have adopted an automatic sunset of our classified Board. Commencing with the annual meeting of stockholders to be held in 2027, our Board will be fully declassified so that at and after such meeting, all directors will be elected for 1-year terms and will be up for election at each successive annual meeting.

The table below provides summary information about each of our current directors, including three Class II nominees for election at the Annual Meeting.

Name	Age	Class	Term Expiration	Position	Committee Membership
Jacqueline J. Hayes	55	III	2024	Director	Nominating and Enterprise Risk Management Committee Environmental, Social and Governance Committee
David J. Lee	51	II	2023	Director	Audit Committee
Philip H. O'Brien	38	III	2024	Lead Independent Director	Compensation Committee Nominating and Enterprise Risk Management Committee
Rosemary L. Ripley	68	II	2023	Director	Audit Committee Environmental, Social and Governance Committee
Andrew "Andy" Ruben	50	I	2025	Director	Nominating and Enterprise Risk Management Committee Environmental, Social and Governance Committee
Julie G. Ruehl	57	III	2024	Director	Audit Committee Compensation Committee
Justin Shaw	53	II	2023	Director	Compensation Committee Nominating and Enterprise Risk Management Committee
Padraic "Paddy" L. Spence	55	I	2025	Chair of the Board of Directors
Amy E. Taylor	51	I	2025	President, Chief Executive Officer; Director

______________________

Class III Directors Continuing in Office

Jacqueline J. Hayes. Ms. Hayes has served as a member of the Zevia board of directors since March 2021. Ms. Hayes became the General Counsel of Warner Bros. Discovery - Studios and Networks, a business unit of Warner Bros. Discovery, Inc. (“WMD”) resulting from the completed merger of AT&T Inc.’s WarnerMedia unit and Discovery Inc. in April 2022. At WMD, a premier standalone media and entertainment company, Ms. Hayes leads the legal teams of Warner Bros. Discovery - Studios and Networks who support all film, television and streaming content production. Ms. Hayes previously served as Executive Vice President and General Counsel of Warner Media, LLC, a media and entertainment company, from August 2019 to April 2022. At Warner Media, Ms. Hayes served as chief counsel to three business units including Direct-to-Consumer, Sales and Distribution, and Technology and Operations. Prior to Warner Media, Ms. Hayes served as Senior Vice President and General Counsel of Warner Bros. Home Entertainment Inc., a home video distribution division of Warner Bros. Entertainment, from January 1998 to August 2019. Ms. Hayes served as an associate at several law firms, including Troop Meisinger Steuber and Pasich from January 1996 to January 1998, Goulston and Storrs, P.C. from July 1994 to December 1995, and Moses and Singer from September 1992 to June 1994. Ms. Hayes earned her B.A. from Harvard College and her J.D. from Harvard Law School. Ms. Hayes is qualified to serve on our Board as a result of her broad legal and corporate risk management experience in a consumer-facing business across a variety of business areas, including litigation, regulatory and government relations, mergers and acquisitions, risk management, cyber and IT risk, and legal and corporate governance.

Philip H. O'Brien. Mr. O’Brien has served as a member of the Zevia board of directors since December 2020. Since September 2021, Mr. O’Brien has served on the board of directors of Wizeline, Inc, a global technology services company. Mr. O’Brien has been designated as a director by CDPQ and has served as Senior Director, Private Equity at CDPQ U.S. Inc., a subsidiary of CDPQ, since June 2019. Mr. O’Brien leads direct technology and consumer private equity investing for CDPQ in the U.S. and is based out of New York. Prior to CDPQ, Mr. O’Brien worked from April 2014 to May 2019 at the Abu Dhabi Investment Council (“ADIC”), a sovereign wealth fund, where he served as a Principal and led the firm’s North American direct Private Equity investing activities. Prior to ADIC, Mr. O’Brien worked in private equity investment at Levine Leichtman Capital Partners and The Carlyle Group’s U.S. Buyout Fund. He was also an investment banker within Deutsche Bank Securities’ Industrials Group. Mr. O’Brien previously served on the board of directors of Hilco Trading, LLC, an investment company, from October 2019 to August 2021. Mr. O’Brien earned his B.A. in Economics from Princeton University and his M.B.A. from Columbia Business School. He is also a Chartered Financial Analyst (CFA). Mr. O’Brien is qualified to serve on our Board as a result of his extensive investment and finance experience, as well as his experience in technology, IT, cybersecurity, mergers and acquisitions, and experience with a range of companies in the consumer space.

Julie G. Ruehl. Ms. Ruehl has served as a member of the Zevia board of directors since March 2021. She also currently serves on the boards of Wine.com, a leading online wine retailer in the United States, and Wizeline, Inc., a global technology services company. Specifically, in March 2022, Ms. Ruehl was appointed to the board of Wine.com, where she also serves as the chair of the audit committee; and in November 2021, Ms. Ruehl began serving on the board of Wizeline, Inc., where she also serves as the chair of the audit committee and as a member of the compensation committee. From August 2017 until its acquisition by Carlyle Aviation Partners in August 2021, Ms. Ruehl served as the Chief Financial Officer of Fly Leasing Limited, a global commercial aircraft leasing company. Prior to Fly Leasing, from November 2011 to December 2015, Ms. Ruehl served as the Vice President and Chief Accounting Officer for Big Heart Pet Brands and for its predecessor, Del Monte Corporation, one of the country’s largest producers, distributors and marketers of premium quality, branded pet products and food products for the U.S. retail market at that time. From May 2005 to October 2011, Ms. Ruehl served in senior financial positions with Del Monte Corporation and its parent, Del Monte Foods Company. From 2002 to 2005, Ms. Ruehl served in a senior financial position with Sanmina Corporation, a global provider of electronics manufacturing services, prior to which she served as an Audit Partner at Arthur Andersen LLP. Ms. Ruehl earned her B.S. in Accounting from Louisiana State University. Ms. Ruehl is qualified to serve on our Board as a result of her legal and corporate governance, strategy development, mergers and acquisitions, financial expertise, public accounting and financial reporting experience, including having served as Chief Financial Officer of Fly Leasing, and extensive experience in the consumer-packaged goods industry.

Class I Directors Continuing in Office

Andrew "Andy" Ruben. Mr. Ruben has served as a member of the Zevia board of directors since December 2020. In 2022, Mr. Ruben transitioned to Executive Chairman of Trove Recommerce, Inc., a company that provides technology, logistics and expertise for apparel resale, after serving as its Chief Executive Officer and director since founding Trove in 2012. Prior to Trove, from March 2002 to February 2012, Mr. Ruben served in various roles at Walmart Inc., a multinational retail corporation, including as Vice President of Corporate Strategy, Chief Sustainability Officer, Vice President of Private Brand Strategy and Operations, and Vice President of Omni-Channel. During his time at Walmart, he led a number of transformational efforts, including overseeing global corporate strategy, launching Walmart’s sustainability efforts and leading omnichannel and e-commerce efforts. He is a TED speaker and has been recognized professionally as the Sam M. Walton Entrepreneur of the Year, a Retailing Rising Star by Chain Store Age and a 40 Under 40 Business Leader. Mr. Ruben currently serves on the Competitive Council at Cerberus Capital Management. Mr. Ruben earned his B.S. in Engineering and his M.B.A. from Washington University in St. Louis. Mr. Ruben is qualified to serve on our Board as a result of his extensive experience in the retail and consumer-packaged goods and beverage industries as well as his leadership in corporate sustainability and ESG initiatives, including his experience as Chief Executive Officer of Trove.

Padraic "Paddy" L. Spence. Mr. Spence has served as Chair of the Zevia board of directors since March 2021. Mr. Spence previously served as Zevia’s Chief Executive Officer from March 2021 through July 2022. Prior to this role, he served as the Chief Executive Officer and a member of the board of directors of Zevia LLC, a subsidiary of Zevia PBC, since September 2010, when he acquired the company. Mr. Spence is a twenty-seven-year veteran of the natural and organic products industry. From 2005 to 2009, he served as President of Levlad, a personal care manufacturer known for its natural brand Nature’s Gate. Prior to Levlad, Mr. Spence founded SPINS, LLC, a market research firm for the natural products industry, and served as its Chief Executive Officer from 1995 to 2003, then its Chairman until 2004 when it was sold to private investors. As the CEO of SPINS, he tracked the sales of more than 300,000 natural and organic products. From 1992 to 1995, Mr. Spence served as Vice President of Sales and Marketing for the Kashi Company, a manufacturer of natural cereals. He has also held positions at Harvard Business School’s Division of Research, the Center for Leadership and Career Studies at Emory University, and within the United Parcel Service’s International Marketing department. He previously served as lead independent director for Physicians Formula Inc., a cosmetics company. Mr. Spence earned his A.B. from Harvard College and his M.B.A. from Harvard Business School. Mr. Spence is qualified to serve on our Board as a result of his unique knowledge of our business, his prior experience as a director in a range of public and private companies and his deep experience in the natural and organic products industry.

Amy E. Taylor. Ms. Taylor has served as Zevia’s Chief Executive Officer since August 2022, President since June 2021, and as a member of the Zevia board of directors since March 2021. From February 2000 to July 2020, Ms. Taylor served in various roles at Red Bull North America, a beverage company, including as President and Chief Marketing Officer from 2018 to 2020, Executive Vice President and General Manager for the East Business Unit from 2012 to 2018, and Vice President of Marketing from 2007 to 2012. During her time at Red Bull North America, she led the brand’s overall strategic marketing and positioning in the United States, and drove sales and marketing collaborations across twelve regions to deliver record-level growth and market share. Prior to joining Red Bull, Ms. Taylor worked in sports marketing. Ms. Taylor earned her B.A. from James Madison University and has completed the Executive Development Program at the Wharton School of the University of Pennsylvania. Ms. Taylor is qualified to serve on our Board as a result of her deep experience in the consumer-packaged goods and beverage industries, as well as her experience advising on consumer marketing and ESG matters.

Director Nomination Process

Pursuant to the Principles of Corporate Governance, the Nominating Committee seeks to create a board of directors that represents diversity as to age, race, gender, ethnicity, and sexual orientation. The Board is committed to a diversified membership. The Nominating Committee considers the Board's overall composition when seeking a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge, and variety of viewpoints and backgrounds in light of the Company's current and future business needs. The Nominating Committee also considers, among others, the character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company's business environment, ability to make time commitments to the Company, demonstrated teamwork, and the ability to bring unique and diverse perspectives and understandings to the Board.

Role and Responsibilities of the Board

The Board, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company’s day-to-day business, and monitors the performance of senior management. Consistent with the oversight function of the Board, the Board’s core responsibilities include:

•
Assessing the performance of the Chief Executive Officer (the "CEO") and other senior management and setting their compensation.
•
Planning for CEO and senior management succession and overseeing senior management development.
•
Reviewing the Company’s strategies and monitoring their implementation and results.
•
Overseeing the integrity of the Company’s financial statements and the Company’s financial reporting process.
•
Overseeing the Company’s processes for assessing and managing risk.
•
Overseeing legal and regulatory compliance.
•
Engaging in succession planning for the Board and key leadership roles on the Board and its committees.
•
Nominating the Company’s director candidates and appointing committee members.
•
Shaping effective corporate governance.
•
Overseeing the Company’s commitment to its public benefit purpose and the performance of its ESG initiatives.
•
Providing advice and counsel to management regarding significant issues facing the Company and reviewing and approving significant corporate actions.

Board Leadership Structure

We do not have a formal policy regarding whether the role of the Chair of the Board ("Chair") and CEO should be separate or combined. Our Board has determined that we should maintain the flexibility to select the Chair and CEO and reorganize the leadership structure, from time to time, based on criteria that are in the Company’s best interests and the best interests of our stockholders and stakeholders. Accordingly, our Board may periodically review its leadership structure to evaluate whether the structure remains appropriate for the Company.

We currently separate the roles of Chair and CEO. The Board believes that separating the roles of CEO and Chair is appropriate for our current business and operating environment in that this leadership structure allows our CEO to focus on our day-to-day business while allowing our Chair to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. The Board has designated Mr. Spence, Zevia's former CEO and long-standing member of its Board, to serve as Chair. We believe Mr. Spence’s familiarity with the Company's business, challenges and opportunities, and extensive knowledge of our industry qualifies him to serve as Chair and best positions him to guide and focus the Board's time and attention on matters as appropriate. In addition, Mr. O'Brien has been designated by the Board to serve as Lead Independent Director. In accordance with our Principles of Corporate Governance, in such role, Mr. O’Brien has responsibility for: (a) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (b) approving information sent to the Board; (c) approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; (d) serving as liaison between the Chair and the independent directors; (e) being available for consultation and communication with major stockholders upon request; and (f) performing such other designated duties as the Board may determine from time to time.

The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Risk Oversight

Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. In particular, the Nominating Committee is responsible for overseeing our risk management processes and advising the Board on risk management policies and procedures. In addition, the Nominating Committee receives advice and assistance from the Audit Committee with respect to the assessment of the adequacy of our risk management framework and the identification of financial and non-financial risks, from the Compensation Committee with respect to the identification of risks related to compensation and human capital management and from the Environmental, Social and Governance Committee ("ESG Committee") with respect to the identification of risks related to sustainability and corporate social responsibility matters. Our Board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Director Independence

The Board has affirmatively determined that each of Jacqueline J. Hayes, David J. Lee, Philip H. O’Brien, Rosemary L. Ripley, Andy Ruben, Julie G. Ruehl, and Justin Shaw does not have relationships that would interfere with the exercise of their independent judgment in carrying out the responsibilities as a director and each qualifies as an "independent director" as such term is defined by the applicable rules and regulations of the New York Stock Exchange ("NYSE"). Brian W. McGuigan and Quincy B. Troupe, our former directors, were each determined to be independent during the period they served on the Board. In making these determinations, the Board considered current and prior relationships of each non-employee director with Zevia and all other facts and circumstances deemed relevant in determining their independence, including beneficial ownership of our capital stock by each non-employee director and the transactions involving them.

Criteria for Board Membership

The Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board. In addition, the Nominating Committee engages in succession planning for the Board and key leadership roles on the Board and its committees. The Nominating Committee is also responsible for establishing and overseeing processes and procedures for the selection and nomination of directors, and for developing and recommending Board membership criteria to the Board for approval and periodically reviewing these criteria. The Board’s criteria include leadership experience; financial expertise; food, beverage or consumer products industry experience;

branding, sales and marketing experience; logistics and distribution experience; a demonstrated commitment to sustainability, including ESG matters; a demonstrated commitment to representing the long‐term interests of the Company’s stakeholders consistent with the Company’s public benefit corporation status; and ability to bring unique and diverse perspectives and understandings to the Board. The Nominating Committee evaluates the composition of the Board annually to assess the skills and experience that are currently represented on the Board as a whole, and in individual directors, as well as the skills and experience that the Board may find valuable in the future.

The Nominating Committee reviews the qualifications of director candidates and incumbent directors in light of criteria approved by the Board and recommends the Company’s candidates for nomination to the Board for election by the Company’s stockholders at the annual meeting. In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from various sources, including, from time to time, third-party search firms, which it engaged in 2022, to assist it in locating qualified candidates. The Nominating Committee also considers director candidates recommended by Company stockholders and evaluates them in the same manner as it evaluates candidates recommended from other sources. Any such recommendation by stockholders should be submitted to the Nominating Committee as described under "Stockholder Communications" and should include the same information required under our Bylaws for nominating a director, as described under "Stockholder Proposals and Director Nominations for Next Year's Annual Meeting."

Board Diversity

The Board actively seeks to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation and unique and diversified perspectives. As part of the search process for each new director, the Nominating Committee includes women and minorities in the pool of candidates (and instructs any search firm the Committee engages to do so), and interviews at least one woman and one minority candidate. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

In 2022, our Board consisted of individuals with diverse and complementary financial, governance and regulatory, industry, and public company operating expertise. Currently, the Board has four directors who identify as women, four directors who identify as minorities (including diversity of ethnic background and country of origin, and sexual orientation), and seven independent directors. Of our nine directors, one is age 61+, six are 51-60, and two are age 50 or under.

Board Committees

Our Board's four standing committees are the Audit Committee, Compensation Committee, ESG Committee, and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which are posted on our website located at https://investors.zevia.com, under "Governance."

Audit Committee

The primary responsibilities of our Audit Committee are to oversee the audit function, accounting and financial reporting processes of the Company, including the audits of the Company's financial statements and the integrity of the financial statements, and the performance of our internal audit function and external audit processes. The Audit Committee also oversees the Company's compliance with legal and regulatory requirements and ethical standards adopted by the Company and assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, and the system of internal controls established by management and the Board. The Audit Committee oversees the independent auditors, including their qualifications and independence. However, committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management, or the independent auditors. The Audit Committee has the authority to retain outside advisors as the committee determines appropriate to assist it in the performance of its functions.

David J. Lee, Rosemary L. Ripley, and Julie G. Ruehl currently serve as members of our Audit Committee. Ms. Ruehl qualifies as an "audit committee financial expert" as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. Each of Mr. Lee, Ms. Ripley and Ms. Ruehl is financially literate and qualifies as "independent" for purposes of Rule 10A-3 of the Exchange Act and under the NYSE listing standards. No member serves on the audit committee of more than three public company boards.

Compensation Committee

The primary responsibility of our Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation and other benefits for the Company's senior management, including executive officers and directors. The Compensation Committee oversees the Company's overall compensation philosophy, policies and programs including the administration thereof, and assess whether the Company's philosophy establishes appropriate incentives for management and employees.

Among its duties and responsibilities, the Compensation Committee reviews and approves corporate goals and objectives relevant to the total compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives and recommends to the independent directors the CEO’s compensation level, and sets compensation for other executive officers and employees at or above the level of Vice President after receiving the recommendation of the CEO. Our Compensation Committee also administers and has discretionary authority over the issuance of equity awards under our equity incentive plans. The Compensation Committee may delegate its authority to one or more subcommittees. The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee engaged Pearl Meyer in 2022 to provide advice regarding the amount and form of executive and director compensation for approximately $156,115 and leadership advisory services for approximately $167,993. The Compensation Committee has determined that (1) Pearl Meyer satisfies applicable independence criteria, and (2) none of Pearl Meyer’s work with the Company raises any conflicts of interest, in each case under applicable NYSE listing rules and the rules and regulations established by the SEC.

Philip H. O’Brien, Julie G. Ruehl, and Justin Shaw currently serve as members of our Compensation Committee. Each of Mr. O’Brien, Ms. Ruehl, and Mr. Shaw qualifies as "independent" for purposes of Rule 10C-1 of the Exchange Act and under the NYSE listing standards.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three (3) years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Enterprise Risk Management Committee

Our Nominating Committee oversees all aspects of our risk management and corporate governance functions. The Nominating Committee makes recommendations to our Board regarding director candidates and assists our Board in determining its composition and committees.

The Nominating Committee, together with the Audit Committee, reviews and discusses the Company’s practices with respect to risk assessment and risk oversight. The Nominating Committee, with the assistance of other Board committees for risk falling within their purview, also oversees major risks arising from the Company's activities and major risks impacting the Company's ability to achieve strategic objectives or opportunities to gain competitive advantage. The Nominating Committee also oversees the Company's crisis management framework and the adequacy of the Company’s risk management frameworks and processes, including oversight of the adequacy of the Company’s insurance coverage.

Jacqueline J. Hayes, Philip H. O’Brien, Andy Ruben, and Justin Shaw currently serve as members of our Nominating Committee and each qualify as "independent" under the NYSE listing standards.

Environmental, Social and Governance Committee

Our ESG Committee oversees the Company’s ESG strategies and initiatives, including the Company’s reporting on its ongoing commitment to diversity and inclusion, environmental, health and safety, social responsibility, governance, and other related matters and the Company’s satisfaction of its expected ongoing obligations as a public benefit corporation and a Certified B Corporation.

Jacqueline J. Hayes, Rosemary L. Ripley, and Andy Ruben currently serve as members of our ESG Committee and each qualify as "independent" under the NYSE listing standards.

Director Compensation

The Board has adopted a Director Compensation Policy pursuant to which members of the Board who are not employees or officers of the Company, CDPQ, NGEN Partners or Laird Norton or their respective affiliates, receive the following compensation:

•
Annual cash retainer of $40,000 for service on the Board;
•
Annual committee chair cash retainers of $20,000 for the Audit Committee, $15,000 for the Compensation Committee, and $10,000 for each of the Nominating Committee and the ESG Committee;
•
Annual committee membership cash retainers (for service other than as committee chair) of $10,000 for the Audit Committee, $7,500 for the Compensation Committee, and $5,000 for each of the Nominating Committee and the ESG Committee; and
•
Annual equity grant of restricted stock units (“RSUs”) under the Company's 2021 Equity Incentive Plan (the “2021 Plan”) with a value of approximately $85,000, subject to vesting on the earlier of the first anniversary of the date of grant or the next annual meeting of our stockholders.

Under the Director Compensation Policy, cash or equity retainers and fees due for any partial fiscal year of service are calculated and payable on a pro-rated basis. Additionally, directors are reimbursed for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of our Board and its committees. In accordance with the terms of the Director Compensation Policy, in March 2022, each eligible member of the Board received a grant of 5,607 RSUs which vested on the date of our 2022 annual meeting of stockholders for each eligible director’s service for the period between the IPO and our 2022 annual meeting of stockholders. Following our 2022 annual meeting of stockholders, in connection with the terms of the Director Compensation Policy, each eligible member of the Board received a grant of 29,825 RSUs which vest on the earlier of June 9, 2023 or our 2023 annual meeting of stockholders. In connection with his appointment to the Board, Mr. Lee received a grant of 22,257 RSUs, reflecting a pro-rated portion of the $85,000 annual grant, which vest on the earlier of August 10, 2023 or our 2023 annual meeting of stockholders.

In October 2022, the Board amended the Director Compensation Policy to remove the exclusion of members of the Board who are employees or officers of NGEN Partners. As a result of such amendment, Ms. Ripley became eligible to receive compensation under the Director Compensation Policy and received a grant of 16,147 RSUs, reflecting a pro-rated portion of the $85,000 annual grant, which vests on the earlier of October 17, 2023 or our 2023 annual meeting of stockholders.

Fiscal Year 2022 Director Compensation Table

The table below sets forth the compensation earned or paid to our directors during the fiscal year ended December 31, 2022 (the "2022 Fiscal Year"). During the 2022 Fiscal Year, Mr. Spence and Ms. Taylor did not receive any additional compensation for service on our Board. Their compensation and the compensation received by Mr. Troupe for his service on our Board prior to his appointment as Chief Operating Officer for the 2022 Fiscal Year is set forth in the Summary Compensation Table in the "Executive Compensation" section below. Beginning January 1, 2023, Mr. Spence will receive director compensation consistent with the Director Compensation Policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jacqueline J. Hayes	$55,000	$108,102	$163,102
David J. Lee (2)	$22,418	$75,451	$97,869
Brian W. McGuigan (3)	—	—	—
Philip H. O’Brien	—	—	—
Rosemary L. Ripley	$11,452	$58,452	$69,904
Andrew "Andy" Ruben	$55,000	$108,102	$163,102
Julie G. Ruehl	$67,500	$108,102	$175,602
Justin Shaw	—		—

______________________

(1)

Amounts in this column represent the grant date fair value of restricted stock units ("RSUs") granted to the applicable director in 2022, calculated in accordance with FASB Accounting Standards, Codification Topic 718 ("FASB ASC 718") based on the closing price of our Class A common stock on the applicable date of grant ($4.12 for the RSUs granted on March 17, 2022, $2.85 for the RSUs granted on June 9, 2022, $3.39 for the RSUs granted to Mr. Lee on August 10, 2022 and $3.62 for the RSUs granted to Ms. Ripley on October 17, 2022). For more information regarding the assumptions regarding these calculations, see Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The following RSUs were outstanding as of December 31, 2022: Ms. Hayes, 49,825 RSUs; Mr. Lee, 22,257; Ms. Ripley, 16,147; Mr. Ruben, 49,825 RSUs; Ms. Ruehl, 49,825 RSUs; and all other non-employee directors, 0 RSUs. The portion of these RSUs that is in excess of the 2022 Fiscal Year grants vested on the expiration of the lockup period following our IPO in January 2022 and are subject to deferred settlement in one-third increments on each of the first three anniversaries of the vesting date or, if earlier, the director's separation from service or a change of control.

(2)	Mr. Lee joined the Board on July 20, 2022.
(3)	Mr. McGuigan retired from the Board at our 2022 annual meeting of stockholders.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain officers. The indemnification agreements require the Company to indemnify these directors and officers to the full extent permitted by Delaware law against any and all expenses (including advances of expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent, or fiduciary of the Company or for another entity at the request of the Company, and maintain directors and officers liability insurance coverage.

Service on Other Boards

Directors may not serve on more than four public company boards in addition to our Board. The CEO and directors who are executive officers of public companies may not serve on the board of more than one other public company, in addition to our Board.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met 7 times during the year ended December 31, 2022. During 2022, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee. Directors are expected to attend the annual meeting of stockholders absent unusual or extenuating circumstances. All ten of our directors then serving on the Board attended our 2022 annual meeting of stockholders.

Stockholder Communications

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various stakeholders, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other stakeholders on issues where board‐level involvement is appropriate. In addition, the Board oversees the Company’s stockholder engagement efforts, with assistance from its committees. Directors shall refer all inquiries from stockholders, investors, other stakeholders and the press to the CEO or designated members of the senior management team and shall not comment for attribution or background without first discussing such matter with the CEO.

Interested stakeholders and parties may communicate with the Board or an individual director by sending written correspondence to the Corporate Secretary at the address set forth on the first page of this Proxy Statement. The Corporate Secretary will review each communication and forward to the Board or the individual director, where appropriate. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Director Education

We encourage our directors to participate in continuing education programs and to stay up-to-date on corporate governance and other matters relevant to board services by providing them with membership to a leading professional organization that focuses on educating corporate board members on leading boardroom practices and provides seminars, webinars, and/or presentations, materials related to subjects that would provide additional education and ability to best serve our stockholders, and opportunities to network with other corporate board members.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics ("Code of Conduct") that establishes the standards of ethical conduct applicable to all directors, officers and employees of the Company. The code addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal controls over financial reporting, corporate opportunities and confidentiality requirements, and environmental matters. The Audit Committee is responsible for applying and interpreting our Code of Conduct in situations where questions are presented to it. We intend to disclose any amendments to the Code of Conduct or any waivers of its requirements applicable to our principal executive, financial or accounting officer, or controller on our website at www.investors.zevia.com.

Anti-Hedging Policy

Under our Insider Trading Policy our employees, including our officers, directors and consultants, are prohibited from engaging in short-term or speculative transactions in Company securities, including (a) short-term trading (generally defined as selling Company securities within six months following a purchase); (b) short sales (selling Company securities they do not own); (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions. Additionally, the Company prohibits its directors and Section 16 officers from pledging Company securities.

Public Benefit Corporation Report

Zevia PBC is a public benefit corporation and certified B Corporation (“B Corp”) whose mission is to offer great tasting, accessible zero sugar plant-based beverage platform to help improve health on a global scale. In line with our mission to support the health of individuals and communities we live in, we elected to be treated as a public benefit corporation under Delaware law. Public benefit corporations are intended to produce a public benefit and to operate in a responsible and sustainable manner. While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have also elected to have our social and environmental performance, accountability, and transparency assessed against the proprietary criteria established by B Lab, an independent non-profit organization, to obtain and maintain our B Corp status.

Public Benefit Corporation

Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation.

Zevia PBC was incorporated as a Delaware public benefit corporation on March 23, 2021.

Certified B Corporation

A certified B Corp is a company that has voluntarily committed to improvement of its social and environmental performance and has been certified by B Lab after an assessment of its ESG standards. B Lab is a recognized nonprofit that measures a company’s social and environmental impact.

In order to be designated as a Certified B Corporation, companies are required to assess their positive impact on society and the environment. The assessment evaluates how a company’s operations and business model impacts its workers, customers, suppliers, community and the environment using a 200-point scale. While the assessment varies depending on a company’s size (number of employees), sector and location, representative indicators in the assessment include payment above a living wage, employee benefits, stakeholder engagement, supporting underserved suppliers and environmental benefits from a company’s products or services. After completing the assessment, B Lab will verify the company’s score to determine if it meets the 80-point minimum bar for certification. The review process includes a phone review, a random selection of indicators for verifying documentation and a random selection of company locations for onsite reviews, including employee interviews and facility tours. Once certified, every Certified B Corporation must make its assessment score transparent on B Lab’s website. Acceptance as a Certified B Corporation and continued certification is at the sole discretion of B Lab. According to B Lab, a company that has earned B Corp certification has: (i) demonstrated high social and environmental performance, (ii) achieved corporate benefit status and applied a corporate governance structure that holds such company accountable to all stakeholders, and (iii) exhibited transparency by allowing reports of the company’s performance measurements against B Lab’s standards to be publicly available.

Zevia PBC has been a certified B Corp since June 2021 and was recertified in 2022 with an increase in score from 80 to 91.2, reflecting our recent ESG improvements as we entered into our second year of operations as a public company.

Our Mission and Values

As provided in our amended and restated certificate of incorporation, our public benefit purpose is to: (i) create and provide better-for-you beverages, food or other products that support the health of our consumers and their communities, (ii) promote the wellbeing of our employees in a supportive and empowering environment, and (iii) forge an enduring profitable business. Our approach is to advance the Zevia mission with a focus on global health for people and planet, removing sugar from the diets of the communities we serve, and replacing an increasing number of plastic bottles in our market as we continue to take better-for-you beverages mainstream, making them available and affordable to consumers across all income levels.

We are guided by our mission to support the health of individuals and the communities we serve by creating zero calorie, naturally sweetened beverages. This purpose sets the foundation for our existence, as we strive to make the world a better place. Our focus on ESG impact is core to how we do business, which we believe makes us a more successful company, and these ideals are embodied through our B Corp status. The following is a summary of the areas we are acutely focused on and the progress we have made, which supports each of the public benefit objectives outlined in our amended and restated certificate of incorporation:

•
Improving Public Health: The U.S. Centers for Disease Control and Prevention warns that Americans are consuming too much added sugars in their diets, which can lead to health problems. One of the leading sources of added sugars in the U.S. diet is sugar-sweetened beverages. We believe that Zevia products help consumers reduce their sugar intake and avoid artificial ingredients by offering a refreshing and enjoyable zero sugar, naturally sweetened alternative to high-sugar and artificially sweetened competitors. We estimate that, as of March 10, 2023, by choosing Zevia, our consumers have eliminated over 66,000 metric tons of sugar from their diets since 2011.
•
Providing Access: We are committed to supporting underserved communities. As of March 10, 2023, our products are priced at an average retail cost per ounce of $0.07, representing the 37thpercentile within all liquid refreshment beverages, which include all non-alcoholic ready-to-drink beverages, excluding dairy and non-dairy protein, and we believe are therefore affordable for a broad range of income brackets, making Zevia an economically attractive option for a wide range of consumers.
•
Delivering Sustainability: We actively seek to minimize our environmental impact and regularly re-evaluate our packaging formats and processes to limit environmental waste. Since our founding in 2007, we have never sold a beverage in a plastic bottle. Through only using aluminum cans, we estimate that, as of March 10, 2023, we have saved over 22,000 metric tons of plastic and eliminated one billion plastic bottles from littering our roadways, our waterways, and our communities since 2011. In addition, we reduce our use of packaging materials where possible. For example, we have eliminated both corrugate trays from our supply chain for our ten pack Soda items and plastic rings from our Canadian six pack Soda items, replacing those with a recyclable cardboard overwrap. Further, one of our main ingredients, stevia, typically requires fewer agricultural water resources to produce compared to sugar, furthering our sustainability mission.
•
Creating An Inclusive Company Culture: Our social impact mission extends beyond the can and is embedded in the way we treat our people – as evidence of this focus, all full-time Zevia employees receive an equity interest in the Company under our equity compensation plans, a fair wage, and competitive benefits.
•
Driving Positive Social Change: We are a Delaware public benefit corporation and have been designated as a “Certified B Corporation” in recognition that we balance profit and purpose to meet verified standards of social and environmental performance, public transparency and legal accountability.
•
ESG and Social Impact: We are dedicated to acting responsibly and strive to do our part in making the world a better place with every drink. We are committed to creating real ESG impact through combatting the harmful effects of sugar, reducing plastic waste, democratizing healthier lifestyles and fostering an employee-centric culture. Sustainable packaging is a top priority for us and we actively seek to minimize our environmental impact.

To assess our success in achieving our public benefit objectives outlined in our amended and restated certificate of incorporation, our Board carefully considers these objectives through the framework of the focus areas listed above and the interests of each of our stakeholder groups in its oversight of the Company. We believe that we have been successful in meeting these objectives and promoting these public benefits to our stakeholders. Our recertification as a Certified B Corporation reflects our continued commitment to these objectives.

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers as of the date of this Proxy Statement. Our executive officers are appointed by and serve at the discretion of the Board, and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. No family relationship exists by or among our executive officers and directors.

Name	Age	Position
Amy E. Taylor*	51	President and Chief Executive Officer; Director
Denise D. Beckles	58	Chief Financial Officer
Greig P. DeBow, Jr.	51	Chief Commercial Officer
Hany Mikhail	51	Chief Accounting Officer
Lorna R. Simms	58	Senior Vice President, General Counsel and Corporate Secretary
Quincy B. Troupe	57	Chief Operating Officer

______________________

*	For biographical information, see "Corporate Governance" above.

Denise D. Beckles. Ms. Beckles has served as our Chief Financial Officer since May 2022. She has thirty years of experience primarily in the Consumer Goods and Financial Services industries. Prior to joining Zevia, she served as Chief Financial Officer of Sol de Janeiro, a global body care company from July 2020 to May 2022, and as Chief Operating Officer from January 2021 until May 2022. At Sol de Janeiro, Ms. Beckles was responsible for Finance, IT, Legal, HR, Operations and Supply Chain functions. She was instrumental in the completion of the sale of a majority stake of the company to L’Occitaine. Prior to joining Sol de Janeiro, Ms. Beckles served as the Chief Financial Officer, beginning October 2018, and Executive Board Member, from August 2019, for Revolution Foods, a $250 million foodservice company serving the K-12 education market. From June 2017 to February 2018, Ms. Beckles served as the Chief Financial Officer for Godiva’s North American business and from December 2015 to February 2018 as the Chief Strategy Officer for the global business. She also spent over five years with Pernod Ricard USA where she held various senior leadership roles in finance, strategy and business development and previously, had received best-in-class finance training with General Electric. Since August 2022, Ms. Beckles has served as a director on the board of directors King Arthur Baking Company, America’s oldest flour company and provider of baking resources. Ms. Beckles earned her B.S. in Accounting and Finance and her M.B.A. from Clarkson University.

Greig P. DeBow, Jr.. Mr. DeBow has served as our Chief Commercial Officer since August 2022 and is responsible for driving market development through leadership across retail sales, eCommerce, business insights/category management and route-to-market. He has more than twenty-five years of experience in the beverage and consumer-packaged goods industries and leading companies’ commercial strategies to promote revenue growth and profitability. Prior to joining Zevia, Mr. DeBow served as Senior Vice President of Sales at Jack Link’s Protein Snacks, the number one meat snack provider worldwide from December 2020 to August 2022, where he contributed to building a highly profitable category-leading brand and delivered record sales growth and market share gains over a twenty-month period. Prior to Jack Link’s Protein Snacks, he served as Vice President of Sales & Distribution at Danone North America from August 2019 to December 2020, where he was responsible for the Convenience, Dollar, Discount, Drug, Export, and Distribution teams across four brand units with a $510 million revenue base. Prior to Danone, he held a variety of roles of increasing responsibilities at Pabst Brewing Company from 2015 to 2019, and subsequently served as its Executive Vice President, National Accounts. Over the course of his career, Mr. DeBow acquired deep commercial leadership experience including sales, marketing and distribution, among others, at Standard Beverage Corporation, Red Bull North America, and PepsiCo. Mr. DeBow earned his B.B.A. in Marketing and Business from Texas A&M University.

Hany Mikhail. Mr. Mikhail has served as our Chief Accounting officer since May 2021. Mr. Mikhail has over 20 years of financial and business experience in the consumer products, retail and manufacturing, media, technology, biotech and financial services industries. Prior to joining the Company, he was Senior Vice President and Corporate Controller of Worldwide Facilities, LLC, a wholesale insurance broker, managing general agent and program underwriter business, from October 2018 to May 2021. In his capacity, Mr. Mikhail managed the financial aspects of Worldwide Facilities, including treasury function, mergers and acquisitions and enterprise resource planning implementation. His previous experience includes working at Global Eagle Entertainment, a media and content company, from April 2014 to July 2018 as Vice President Special Projects, Corporate Controller, where he managed the financial accounting and reporting aspects of Global Eagle Entertainment, including mergers and acquisitions and process improvements, and Vice President of SOX Compliance, at Ernst & Young, LLP, from 2002 to 2014, as an Assurance Senior Manager, managing broad range of clients in various industries, and at Arthur Andersen, LLP from 2000 to 2002, as Senior Assurance Accountant. Mr. Mikhail has a Bachelor of Commerce degree in Accounting from Tanta University in Egypt and is a Certified Public Accountant.

Lorna R. Simms. Ms. Simms has served as our Senior Vice President, General Counsel and Corporate Secretary since May 2021. Prior to joining Zevia, she served as Vice President, Associate General Counsel (Legal and Corporate Governance) and Corporate Secretary for the ODP Corporation, an office supply retail company that includes Office Depot and OfficeMax among its portfolio of brands, from March 2020 to May 2021, where she was responsible for legal and corporate governance matters, including regulatory compliance, commercial transactions, general corporate matters, corporate reorganizations, corporate policies, stock splits and subsidiary entity management. Prior to this role, Ms. Simms served as ODP’s Senior Director, Assistant General Counsel (Securities and Transactions) and Assistant Secretary from January 2018 to February 2020. Prior to joining ODP, Ms. Simms served as Vice President, Chief Securities Counsel and Corporate Secretary for the ADT Corporation, a security solutions company, from November 2012 to September 2016, and as Senior Counsel and Assistant Secretary at The Williams Companies. Inc., an energy company, from 2011 to 2012. During her tenure at ADT and Williams, in addition to the similar responsibilities listed above, she handled capital market transactions, commercial transactions and provided counsel and advice on business matters and other financings. Ms. Simms has previously served as in-house counsel at several other publicly traded companies and began her career in private practice at several New York law firms. Ms. Simms earned her B.A. in Economics and International Relations from Boston University and her J.D. from the New York University School of Law.

Quincy B. Troupe. Mr. Troupe has served as our Chief Operating Officer since June 2022, and previously served as a member of the Zevia board of directors from June 2021 to June 2022. From January 2016 to April 2022, Mr. Troupe served as Senior Vice President of Supply Chain at The Boston Beer Company. At Boston Beer, a beer brewery, he led a multi-year capacity and capability expansion program that enabled Boston Beer to more than double in size and become one of the fastest growing beverage companies in the world, and he contributed to the significant annual savings to help fuel Boston Beer’s continued growth. Mr. Troupe is a 25-year veteran of the consumer-packaged goods, food and beverage industry, and has served in a variety of roles including in manufacturing, engineering, supply chain strategy and planning, human resources and enterprise shared services. From 2010 to 2015, he served as Vice President of Supply Chain and subsequently, Vice President of Manufacturing and Supply Chain Strategy for the Pepperidge Farm brand at Campbell Soup Company, a packaged food company. Prior to Campbell Soup, from 1997 to 2010, Mr. Troupe served in various roles at Mars, Incorporated, a packaged food company, including most recently, as Director of Mars Chocolate Innovation and Operating Systems. From 1994 to 1997, Mr. Troupe served as Shift Site Manager and subsequently, Process and Packaging Area Manager at Abbott Laboratories, a medical device company. Mr. Troupe earned his B.S. in Mechanical Engineering from the State University of New York at Stony Brook.

EXECUTIVE COMPENSATION

The Company has opted to comply with the executive compensation rules applicable to “emerging growth companies” and “smaller reporting companies,” as such terms are defined under the Exchange Act, when detailing the compensation of our executives. This section discusses the material elements of compensation awarded to, earned by or paid to each principal executive officer of the Company during 2022 and the two next most highly compensated executive officers of the Company. The following individuals are referred to as the “Named Executive Officers” or “NEOs.”

Name	Position
Amy E. Taylor	President and Chief Executive Officer (1)
Denise D. Beckles	Chief Financial Officer (2)
Quincy B. Troupe	Chief Operating Officer (3)
Padraic "Paddy" L. Spence	Former Chief Executive Officer (1)

______________________

(1)	Effective August 1, 2022, Ms. Taylor succeeded Mr. Spence as Chief Executive Officer of the Company. At such time, Mr. Spence transitioned to non-employee Chair of the Board.
(2)	Ms. Beckles assumed the role of Chief Financial Officer on May 3, 2022.
(3)	Mr. Troupe was previously a member of the Board of Directors of the Company and assumed the position of Chief Operating Officer on June 13, 2022.

2022 Summary Compensation Table

The table below sets forth the annual compensation earned by or granted to the NEOs during the fiscal years ended December 31, 2022 (the “2022 Fiscal Year”) and December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Amy E. Taylor	2022	$485,222	$200,000	$319,601	$1,160,930	$48,522	$96,400	$2,310,675
President and CEO
Denise D. Beckles	2022	$259,091	$307,245	$425,000	$425,000	$102,755	—	$1,519,091
Chief Financial Officer
Quincy B. Troupe	2022	$208,542	$100,000	$348,101	$325,000	$85,000	$26,867	$1,093,510
Chief Operating Officer
Padraic "Paddy" L. Spence	2022	$59,002	—	$611,478	$614,010	—	$2,360	$1,286,850
Former CEO	2021	$190,779	—	$2,730,000	—	—	$11,600	$2,932,379

______________________

(1)

For the 2022 Fiscal Year, the amount reflected in this column for Mr. Spence represents payment of accrued but unused vacation, which was required under California law to be paid at the time he ceased to be an employee.

(2)

Amounts in this column for the 2022 Fiscal Year reflect (i) sign-on and retention bonuses granted to the NEOs, as described in more detail under “Narrative Disclosure to Summary Compensation Table—Employment Letters” below and (ii) for Ms. Beckles, $57,245 of her annual bonus earned for performance during the 2022 Fiscal Year reflecting the portion attributed to the discretionary increase of her bonus, as described in more detail under “Narrative Disclosure to Summary Compensation Table—2022 Annual Bonuses” below.

(3)

Amounts in this column represent the grant date fair value of RSUs granted to the NEO in the applicable year, calculated in accordance with FASB ASC 718 based on the closing price of our Class A common stock on the applicable date of grant ($4.12 for the RSUs granted to Ms. Taylor and Messrs. Troupe and Spence on March 17, 2022, $2.24 for the RSUs granted to Ms. Beckles on May 17, 2022 and $2.65 for the RSUs granted to Mr. Troupe on June 14, 2022). For more information regarding the assumptions used in these calculations, see Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. For more information regarding the RSUs granted during the 2022 Fiscal Year see “Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Compensation” below. In addition to the annual equity award received in connection with his appointment, Mr. Troupe also received a grant of 5,607 RSUs as part of grants made to non-employee directors in March 2022, as described in more detail under “Director Compensation” above.

(4)

Amounts in this column represent the grant date fair value of stock options granted to the NEOs in the applicable year, calculated in accordance with FASB ASC 718. For more information regarding the assumptions used in these calculations, see Note 12 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. For more information regarding the stock options granted during the 2022 Fiscal Year see “Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Compensation” below.

(5)

Amounts in this column represent annual bonuses earned for performance during the 2022 Fiscal Year that were paid to each NEO in early 2023. For more information regarding our 2022 annual bonus program, see “Narrative Disclosure to Summary Compensation Table—2022 Annual Bonuses” below.

(6)

Amounts in this column include Zevia’s contributions under its 401(k) plan, relocation reimbursements and related tax gross-ups and fees received for service as a member of the Board prior to employment, as set forth below:

Name	Zevia 401(k) Contributions ($)	Relocation Reimbursement ($)	Relocation Tax Gross-Up ($)	Director Cash Fees ($)	Total ($)
Amy E. Taylor	$22,381	$50,000	$24,019	—	$96,400
Denise D. Beckles	—	—	—	—	—
Quincy B. Troupe	$4,228	—	—	$22,639	$26,867
Padraic "Paddy" L. Spence	$2,360	—	—	—	$2,360

Narrative Disclosure to Summary Compensation Table

Employment Letters

Ms. Taylor

In connection with her promotion to President and Chief Executive Officer, we entered into a promotion letter with Ms. Taylor. The promotion letter provides for the following compensation: (i) an annual base salary of $600,000; (ii) relocation reimbursement of up to $50,000, grossed up to cover applicable tax withholdings; (iii) a $200,000 retention bonus, which is subject to repayment in full upon a termination for cause or a resignation without good reason on or prior to August 1, 2023 and 50% repayment if such a termination occurs after August 1, 2023, but on or prior to August 1, 2024; (iv) target annual bonus of 100% of base salary for the 2022 Fiscal Year; (v) a grant of 463,745 stock options, one-half of which were premium-priced with a $7.50 exercise price; and (vi) eligibility to receive a long-term incentive award for 2023 with the size of such award equal to the lesser of: (a) 1% of the outstanding equity of Company or (b) a grant date fair value equal to $1.8 million.

Ms. Beckles

In connection with her appointment as Chief Financial officer, we entered into an offer letter with Ms. Beckles. The offer letter provides for the following compensation: (i) an annual base salary of $400,000, (ii) a target annual bonus equal to 75% of base salary, pro-rated for the 2022 Fiscal Year, (iii) a $250,000 sign-on bonus, payable one-half within 30 days of her start date and one-half six months thereafter, subject to repayment in the event Ms. Beckles voluntarily resigns or is terminated for cause within the first 12 months of employment, (iv) a relocation allowance of $100,000, grossed up for taxes, and (v) eligibility to receive a long-term incentive award valued at $850,000.

Mr. Troupe

In connection with his appointment as Chief Operating Officer, we entered into an offer letter with Mr. Troupe. The offer letter provides for the following compensation: (i) an annual base salary of $385,000, (ii) a target annual bonus equal to 75% of base salary, pro-rated for the 2022 Fiscal Year, (iii) a $100,000 sign-on bonus, payable one-half within 30 days of his start date and one-half six months thereafter, subject to repayment in the event Mr. Troupe voluntarily resigns or is terminated for cause within the first 12 months of employment, and (iv) eligibility to receive a target long-term incentive award valued at $650,000.

Base Salary

Each NEO’s base salary is a fixed component of compensation for performing specific job duties and functions and is established at a level commensurate with the NEO’s expertise, experience and tenure. In March 2022, Ms. Taylor’s annual base salary was increased from $400,000 to $412,000 in recognition of her performance during 2022. Ms. Taylor received an additional base salary increase on August 1, 2022 in connection with her promotion to President and Chief Executive Officer, as described above. As in the second half of 2021, Mr. Spence did not receive an annual base salary during 2022. The annual base salaries of the NEOs as of December 31, 2022 are set forth below:

Name	Base Salary (as of 12/31/2022)
Amy E. Taylor	$600,000
Denise D. Beckles	$400,000
Quincy B. Troupe	$385,000
Padraic "Paddy" L. Spence	—

2022 Annual Bonuses

Each of our NEOs, other than Mr. Spence, was eligible to participate in the Company’s annual bonus program for 2022. At the beginning of 2022 (or in connection with their respective appointments), the Compensation Committee established target bonuses for the NEOs (other than Mr. Spence) as well as the performance metrics applicable to the 2022 annual bonus program.

Under the 2022 annual bonus program, payouts were earned based on the Company’s performance with respect to net sales (weighted 55%), pre-incentive compensation adjusted EBITDA (weighted 35%) and qualitative goals (weighted 10%). Following the end of the 2022 Fiscal Year, the Compensation Committee reviewed the Company’s performance against these performance metrics and determined that the net sales portion of the program was achieved with a 68.87% payout, the pre-incentive compensation adjusted EBITDA portion was achieved below threshold, and the qualitative goals portion was achieved with a 150% payout, resulting in a total performance payout of 52.88% of target.

After reviewing Company performance, upon recommendation by Ms. Taylor, the Compensation Committee determined to use its discretion to reduce Ms. Taylor’s payout to 10% of her earned salary for the 2022 Fiscal Year so that the additional amounts may be used to instead reward members of management who exceeded expectations during the 2022 Fiscal Year. As such, Ms. Beckles received an increased 2022 annual bonus in light of her individual performance. Each NEO’s (other than Mr. Spence) 2022 target bonus and the 2022 annual bonuses approved by the Compensation Committee are set forth below:

Name	2022 Target Bonus (% of Salary)	2022 Annual Bonus
Amy E. Taylor	100%	$48,522
Denise D. Beckles	75%	$160,000
Quincy B. Troupe	75%	$85,000

Long-Term Incentive Compensation

In March 2022, the Board, upon recommendation by the Compensation Committee, approved annual equity awards to each NEO who was employed at such time in the form of stock options (representing 50% of the total grant) and RSUs (representing 50% of the total grant) under the 2021 Plan. Subsequently, in connection with their respective appointments, the Board, upon recommendation by the Compensation Committee, approved similar annual equity awards to Ms. Beckles and Mr. Troupe. These stock options and RSUs vest in equal annual installments on each of the first four anniversaries of the applicable date of grant (March 17, 2022 for Ms. Taylor and Mr. Spence, May 17, 2022 for Ms. Beckles and June 14, 2022 for Mr. Troupe). The table below sets forth the number of stock options and RSUs granted to each NEO as part of the 2022 annual equity awards.

Name	2022 Stock Options	2022 RSUs
Amy E. Taylor	127,549	77,573
Denise D. Beckles	317,575	189,732
Quincy B. Troupe	203,125	122,645
Padraic "Paddy" L. Spence	244,035	148,417

In accordance with the terms of her promotion letter described above, on August 1, 2022, the Board granted Ms. Taylor a total of 463,745 stock options, 231,873 with an exercise price equal to the closing price on the date of grant and 231,872 with an exercise price of $7.50 (representing a premium to the closing price on the date of grant). The stock options vest in equal annual installments on each of the first four anniversaries of August 1, 2022.

As compensation for his service as a member of the Board of Directors, Mr. Troupe also received an award of 5,607 RSUs, with a grant date value of $23,101, on March 17, 2022. These RSUs vested in full on June 2, 2022, the date of the Company’s 2022 annual meeting of stockholders.

Outstanding Equity Awards at 2022 Fiscal Year-End

The table below reflects information regarding outstanding stock options and RSUs held by the NEOs as of December 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested($)(3)
Amy E. Taylor
Options	7/21/2021	18,750	31,250	(4)	$14.00	7/21/2031
Options	3/17/2022	—	127,549		$4.12	3/17/2032
Options	8/1/2022	—	231,873		$3.55	8/1/2032
Options	8/1/2022	—	231,872		$7.50	8/1/2032
RSUs	3/17/2022						77,573		$317,274
Denise D. Beckles
Options	5/17/2022	—	317,575		$2.24	5/17/2032
RSUs	5/17/2022						189,732		$776,004
Quincy B. Troupe
Options	6/14/2022	—	203,125		$2.65	6/14/2032
RSUs	6/14/2022						122,642		$501,606
Padraic "Paddy" L. Spence
Options	6/7/2019	224,710	5,000	(5)	$0.01	12/31/2028
Options	3/17/2022	—	244,035		$4.12	3/17/2032
RSUs	8/31/2020						1,527,768	(6)	$6,248,571
RSUs	3/17/2022						148,417		$607,026

______________________

(1)	Except as otherwise specified, the stock options reflected in this column vest ratably on each of the first four anniversaries of the applicable grant date, subject to the NEO’s continued service.
(2)	Except as otherwise specified, the RSUs reflected in this column vest ratably on each of the first four anniversaries of the applicable grant date, subject to the NEO’s continued service.
(3)	The amounts in this column are based on the closing price of our Class A common stock of $4.09 per share on December 30, 2022, the last trading day of the 2022 Fiscal Year.
(4)	These stock options vest ratably on a monthly basis through June 28, 2025, subject to the NEO’s continued service.
(5)	These stock options vested on January 1, 2023.

(6)	These RSUs vest ratably on a monthly basis through January 17, 2025, subject to the NEO’s continued service.

Additional Narrative Disclosure

Retirement Benefits

The Company has not maintained, and does not currently maintain, a defined benefit pension plan or any non-qualified deferred compensation plans. The Company sponsors the Zevia PBC 401(k) and Profit Sharing Plan (the "401(k) Plan"), in which all employees with at least 3 months of service are eligible to participate. During 2022, the Company made safe harbor matching contributions equal to 100% of the first 3% of an employee’s eligible compensation that is deferred and 50% of the next 2% of an employee’s eligible compensation that is deferred. All such contributions are fully vested.

Severance Agreements

In connection with Ms. Taylor’s promotion, we entered into an amended and restated severance agreement to provide certain protections in the event of qualifying terminations of employment. Upon Ms. Taylor’s termination of employment without cause or resignation for good reason, she will be eligible to receive the following severance benefits, subject to the execution of a release of claims in favor of the Company: (i) the sum of Ms. Taylor’s base salary and her target annual bonus, payable in installments over 12 months (or, if the qualifying termination occurs prior to December 31, 2023, 150% of Ms. Taylor’s base salary plus her target annual bonus, payable in installments over 18 months); (ii) partially subsidized COBRA premiums for the 12-month period following termination; (iii) a pro-rata annual bonus for the year in which such termination occurs payable at the time bonuses are paid to other executives; and (iv) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives. However, if the qualifying termination occurs within 18 months following a change in control of the Company, in lieu of clause (i) above, Ms. Taylor would receive a lump sum severance payment equal to (a) 200% of her base salary plus (b) her target annual bonus.

In connection with their respective appointments, we entered in severance agreements with Ms. Beckles and Mr. Troupe to provide certain protections in the event of qualifying terminations of employment. Upon the NEO’s termination of employment without cause or resignation for good reason, the NEO will be eligible to receive the following severance benefits, subject to the execution of a release of claims in favor of the Company: (i) severance payments equal to the NEO’s base salary, payable in installments over 12 months; (ii) partially subsidized COBRA premiums for the 12-month period following termination; and (iii) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives. However, if the qualifying termination occurs within 18 months following a change in control of the Company, in lieu of clause (i) above, the NEO would receive a lump sum severance payment equal to the sum of the NEO’s base salary and target annual bonus.

The severance agreements subject receipt of the severance benefits by the NEOs to continued compliance with non-competition, non-solicitation, confidentiality, and other standard restrictive covenants.

Mr. Spence Resignation

Prior to stepping down as Chief Executive Officer, Mr. Spence was also party to a severance agreement which terminated in connection with his resignation. Mr. Spence did not receive any severance or other termination benefits in connection with his resignation; however, his outstanding equity awards continue to vest in accordance with their terms subject to his continued service on the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets for information about our Class A common stock that may be issued under equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity Compensation Plans Approved by Security Holders
2021 Equity Incentive Plan	2,877,614	$4.81	2,512,306
Equity Compensation Plans Not Approved by Security Holders
2020 Incentive Plan	1,328,500	—	—
2011 Unit Incentive Plan	921,436	$0.40	—
Restricted Stock Unit Awards	1,548,594	—	—
Total	6,676,144	$3.34	2,512,306

______________________

(1)	This column reflects all RSUs and options granted under the applicable plan and outstanding as of December 31, 2022.
(2)

This column reflects the weighted-average exercise price of options granted under the applicable plan that were outstanding as of December 31, 2022. RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)

This column reflects the total Common Shares remaining available for issuance under the applicable plan as of December 31, 2022. No further shares remain available for issuance under the 2020 Incentive Plan or the 2011 Unit Incentive Plan, and no further shares may be awarded as RSUs under the non-plan arrangement set forth in this table.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table presents information concerning the beneficial ownership of the shares of our Class A common stock and Class B common stock as of April 13, 2023 by (1) each of our directors, nominees and NEOs, (2) each person known to us to beneficially own more than 5% of the outstanding shares of our Class A common stock and Class B common stock, and (3) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities, including any Common Shares a person has the right to acquire within 60 days of April 13, 2023. Common Shares issuable upon exercise of options or warrants currently exercisable or exchangeable within 60 days of April 13, 2023 or Common Shares issuable upon vesting of restricted stock units that may vest within 60 days of April 13, 2023, as well as shares of Class A common stock issuable upon exchange of shares of Class B common stock are deemed outstanding solely for purposes of calculating the beneficial ownership percentage of the beneficial owner thereof. Accordingly, the percentage of class and percentage of total voting power of some beneficial owners may be lower than the percentage of class and percentage of total voting power of some other beneficial owners for whom a higher number of shares beneficially owned is reported. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Shares shown as beneficially owned by the stockholder. The information does not necessarily indicate beneficial ownership for any other purpose.

The percentage ownership information shown in the column titled "Beneficial Ownership Percentage" in the table below is based on 49,314,930 shares of Class A common stock outstanding and 21,260,609 shares of Class B common stock outstanding as of the date of this table (plus any shares of Class A common stock and/or Class B common stock that such person has the right to acquire within 60 days after the date of this table).

Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Class A Common Stock	Class B Common Stock	Total Number	Total Voting Power
Greater Than 5% Stockholders
CDP Investissements Inc. (1)	22,022,092	—	22,022,092	31.20%
White Pine LLC (2)	2,213,846	4,955,938	7,169,784	10.16%
Entities affiliated with Northwood Ventures LLC (3)	—	5,346,552	5,346,552	7.58%
Entities affiliated with NGEN (4)	1,694,358	3,591,906	5,286,264	7.49%
NEOs, Directors and Nominees
Padraic "Paddy" L. Spence (5)	1,040,351	1,440,808	2,481,159	3.50%
Amy E. Taylor (6)	172,807	—	172,807	*
Denise D. Beckles (7)	126,827	—	126,827	*
Quincy B. Troupe	23,579	—	23,579	*
Jacqueline J. Hayes	25,607	—	25,607	*
David J. Lee	—	—	—	*
Philip H. O'Brien	—	—	—	*
Rosemary L. Ripley (4)	1,694,358	3,591,906	5,286,264	7.49%
Andrew "Andy" Ruben	25,607	—	25,607	*
Julie G. Ruehl	45,607	—	45,607	*
Justin Shaw	—	—	—	*
All Current Executive Officers and Directors as a group (14 persons) (8)	3,246,527	5,032,714	8,279,241	11.63%
All D&Os and 5%+ Holders	27,482,465	15,335,204	42,817,669	60.15%

______________________

*	Less than 1%.
(1)

The beneficial ownership information regarding CDP Investissements Inc. ("CDP") is reported as of July 26, 2021, and was derived from a Schedule 13D filed with the SEC on August 5, 2021 that reported shared voting and investment power over 22,022,092 shares of Class A common stock. CDP is a wholly owned subsidiary of CDPQ. As a result, CDPQ may be deemed to be the indirect beneficial owner of the shares held by CDP. Investment and voting decisions are made by an investment committee of CDPQ. The address of CDP and CDPQ is c/o Caisse de dépôt et placement du Québec, 1000, place Jean-Paul-Riopelle, Montréal (Québec) H2Z 2B3, Canada.

(2)

The beneficial ownership information regarding White Pine LLC (“White Pine”) is reported as of February 21, 2023, and was derived from a (i) Schedule 13G/A filed with the SEC on February 14, 2023 that reported shared voting and investment power over 2,463,846 shares of Class A common stock and 4,955,938 shares of Class B common stock, and (ii) Form 4 filed with the SEC on February 23, 2023 that reported a disposition of 250,000 shares of Class A common stock, resulting in ownership of 2,213,846 shares of Class A common stock White Pine is an indirect, wholly-owned subsidiary of Laird Norton Company, LLC (“Laird Norton”). Laird Norton Enterprises Inc. (“Laird Norton Enterprises”), a wholly owned subsidiary of Laird Norton, directly owns White Pine. Laird Norton Enterprises does not exercise independent voting power over White Pine, but may act upon the approval of Laird Norton. As such, Laird Norton may be deemed to beneficially own the shares held by White Pine. The address of White Pine and Laird Norton is 801 2nd Ave, Suite 1700, Seattle, WA 98104.

(3)

The beneficial ownership information regarding Northwood (defined below) is reported as of July 26, 2021, and was derived from a Schedule 13G filed with the SEC on September 22, 2021 that reported (a) Northwood Ventures LLC's sole voting and dispositive power over 4,544,570 shares of Class B common stock and (b) Northwood Capital Partners LLC's (together with Northwood Ventures LLC, "Northwood") sole voting power and dispositive power over 801,982 shares of

Class B common stock. Peter Schiff is the majority owner of Northwood and as such may be deemed to be the indirect beneficial owner of the shares held by Northwood. The address of Northwood and Peter Schiff is 11450 Dixie Highway, Suite 101, Hobe Sound, Florida 33455.

(4)

The beneficial ownership information regarding NGEN is reported as of October 19, 2022, and was derived from a (i) Form 4 filed with the SEC on July 28, 2021 and (ii) Form 4 filed with the SEC on October 19, 2022. Consists of (a) 1,694,358 shares of Class A common stock and 872,648 shares of Class B common stock held by NGEN III LP ("NGEN III"); (b) 2,493,594 shares of Class B common stock held by NGEN Zevia SPV ("NGEN Zevia"); and (c) 225,664 shares of Class B common stock held by NGEN-Mantra Holdings LLC ("NGEN-Mantra"). Voting and investment power with respect to the Common Shares held by NGEN III, NGEN Zevia, and NGEN-Mantra (collectively, the "NGEN Entities") may be deemed to be shared by certain affiliated entities. NGEN Partners III, L.L.C. ("NGEN Partners III") is the general partner of NGEN III; NGEN Zevia SPV Managers LLC ("NGEN Zevia SPV") is the managing member of NGEN Zevia; and NGEN Mantra Management Holdings LLC ("NGEN Mantra Holdings") is the managing member of NGEN-Mantra. Rosemary Ripley is a member of NGEN Partners III, NGEN Zevia SPV, and NGEN Mantra Holdings, and in her capacity as such, may be deemed to exercise shared voting and investment power over the Common Shares owned by NGEN III, LP, NGEN Zevia, and NGEN-Mantra. Ms. Ripley disclaims beneficial ownership of such Common Shares except to the extent of her pecuniary interest therein. The address of each of the NGEN Entities is 733 Third Avenue, New York, New York 10017.

(5)

Consists of (a) 627,409 shares of Class A common stock held by Paddy Spence; (b) 14,286 shares of Class B common shares held by Green & Grand Trust I, with respect to which Mr. Spence has investment and voting control; (c) 14,286 shares of Class B common shares held by Green & Grand Trust II, with respect to which Mr. Spence has investment and voting control; (d) 22,876 shares of Class B common shares held by The 2022 Greene & Grand Trust I DTD 6/23/2022, with respect to which Mr. Spence has investment and voting control; (e) 22,876 shares of Class B common shares held by The 2022 Greene & Grand Trust II DTD 6/23/2022, with respect to which Mr. Spence has investment and voting control; (f) 371,618 shares of Class B common shares held by L&H Trust, with respect to which Mr. Spence has investment and voting control; (g) 994,866 shares of Class B common shares held by Spence Family Trust, with respect to which Mr. Spence has investment and voting control; (h) 290,718 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 13, 2023; and (i) 122,224 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 13, 2023.

(6)

Consists of (a) 45,834 shares of Class A common stock held by Amy E. Taylor; (b) 5,500 shares of Class A common stock held indirectly by Ms. Taylor through her spouse; (c) 54,807 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 13, 2023; and (c) 66,666 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 13, 2023.

(7)

Consists of (a) 79,394 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 13, 2023; and (b) 47,433 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 13, 2023.

(8)

Includes (a) 441,890 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 13, 2023; and (b) 169,657 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of April 13, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

We have implemented a written policy pursuant to which the Audit Committee identifies, reviews and approves or ratifies transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates. For purposes of our policy, a related person transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the Company or any of its subsidiaries is a participant and (2) any Related Person has or will have a direct or indirect interest. A Related Person is any (1) person who is or was at any time (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of any class of the Company’s voting capital stock or (3) immediate family member of any of the foregoing. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Prior to approving any transaction with a related party, the Audit Committee will consider the material facts as to the related party’s relationship with us or interest in the transaction and either approve or disapprove of entry into the transaction. If advance review and approval of the transaction is not reasonably feasible, then the transaction will be reviewed and considered and, if the Audit Committee determines it to be appropriate and not inconsistent with the interests of the Company and its stockholders, ratified at the Audit Committee’s next regularly scheduled meeting. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In determining whether to approve or ratify transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. The Audit Committee shall prohibit any transaction (including those deemed pre-approved by the Audit Committee under our policy) if it determines the transaction to be inconsistent with the interests of the Company and its stockholders.

Related Person Transactions

Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections titled "Corporate Governance" and "Executive Compensation," the following is a description of certain relationships and transactions since January 1, 2021, or any currently proposed transactions, involving our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year's Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 28, 2023. The submission of a stockholder proposal does not guarantee that it will be included the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders, the stockholder's notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder's notice must be delivered no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such annual meeting is first made by the Company. Therefore, unless the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 16, 2024 and no later than the close of business (6:00 p.m. Pacific Time) on March 17, 2024. If a stockholder fails to meet the deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote any such proposal as we determinate appropriate.

In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2024 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 to the Corporate Secretary no later than the close of business (6:00 p.m. Pacific Time) on April 16, 2024.

Any stockholder proposal must be a proper matter for stockholder action and must comply either with Rule 14a-8 of the Exchange Act or the terms and conditions set forth in our Bylaws, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

1

Zevia ZEVIA PBC 15821 VENTURA BLVD. SUITE 145 ENCINO, CALIFORNIA 91436 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on June 14, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05721-P90977KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ZEVIA PBC The Board of Directors recommends you vote FOR each of the nominees in Proposal 1 and FOR Proposal 2: 1. Election of Directors: To be elected for terms expiring in 2026. Nominees: For Against Abstain 1a. David J. Lee 1b. Rosemary L. Ripley 1c. Justin Shaw For Against Abstain 2. Ratification of the selection of Deloitte & Touche LLP as Zevia PBC's independent registered public accounting firm for the fiscal year ending December 31, 2023.NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2

3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V05722-P90977 ZEVIA PBC Annual Meeting of Stockholders June 15, 2023, 9:00 AM PT This proxy is solicited on behalf of the Board of Directors of Zevia PBC The undersigned hereby appoint(s) Amy E. Taylor, Denise D. Beckles and Lorna R. Simms, and each of them, with the power to act without the other and to appoint her substitute, as proxies and attorneys-in-fact and hereby authorize(s) each of them to represent and to vote as designated on the reverse side of this form, all of the shares of capital stock of Zevia PBC the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Zevia PBC to be held on June 15, 2023, at 9:00 AM PT, at JW Marriott Santa Monica Le Merigot in Santa Monica, California, or any postponement or adjournment thereof, with all powers, which the undersigned would possess if present at the Annual Meeting. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S) ON THE REVERSE SIDE OF THIS FORM. IF NO DIRECTION IS MADE, BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. Continued and to be signed on reverse side

4